JENNISON VALUE FUND
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									January 27, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Jennison Value Fund
		File Nos. 33-9269 and 811-04864

	On behalf of the Jennison Value Fund, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,

/s/    Grace C. Torres
						Grace C. Torres
						Treasurer